Exhibit 23.1


                 [LETTERHEAD OF MARSHALL & WEBER, CPA's, P.L.C.]


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our audit of the financial statements of Circuit Source International, Inc. as of December 31, 2000 as part of this Form 10-KSB


                                 /s/ Marshall & Weber, CPA's, P.L.C.


Scottsdale, Arizona
March 26, 2001